Exhibit 10.56

Memorandum on Mini App Merchant Terms

(PayPay Mall and PayPay Flea Market)

Yahoo Japan Corporation (“Yahoo”) and PayPay Corporation (“PP”) enter into the following memorandum (this “Memorandum”), conditional upon the satisfaction of the necessary legal conditions, in relation to an agreement pertaining to the PayPay Mini App Merchant Terms to be executed between the parties (the “Mini App Agreement”) and in relation to the PayPay Money General Agency Agreement executed between the parties on January 9, 2019 (the “General Agency Agreement”). Terms defined in this Memorandum are as defined in the General Agency Agreement and Mini App Agreement.

Article 1 Formation of Agreement

1.

Yahoo and PP in regard to the WebView-type PayPay Mall and PayPay Flea Market mini apps agree to execute the Mini App Agreement pursuant to the content of the application form attached as Exhibit 1, the Mini App Merchant Terms attached as Exhibit 2, the Mini App Operational Guidelines attached as Exhibit 3, and the PayPay Data Usage Rider attached as Exhibit 4.

2.

Yahoo and PP agree to transition to platform-type mini apps by the end of March 2021 and to replace Exhibit 1 and Exhibit 2 with the platform-type PayPay Mini app application form and Mini App Merchant Terms from the date of the transition to platform-type mini apps. The content thereof will be determined upon separate agreement between Yahoo and PP.

Article 2 Settlement Method for PayPay Mall Mini Apps

Yahoo and PP agree to discontinue credit card settlements through Yahoo! Wallet as a settlement method for the PayPay Mall Mini Apps by the end of September 2020, and Yahoo shall transition to the deferred payment service planned to be provided by PP.

Article 3 Settlement Method for PayPay Flea Market Mini Apps

Yahoo shall introduce the deferred payment service planned to be provided by PP as a settlement method for the PayPay Flea Market Mini Apps.

Article 4 Consideration for PayPay Mall

Yahoo and PP agree that from October 1, 2020, Yahoo shall, through a third party designated by Yahoo, Pay 1% of the amounts settled through the mini apps relating to PayPay Mall as consideration for the service for the mini apps relating to PayPay Mall. Details such as the consideration payment terms and addition of consumption tax will be determined upon consultation between Yahoo and PP by September 30, 2020.

Article 5 Consideration for PayPay Flea Market

Yahoo and PP agree that in regard to the consideration for the services for the min apps relating to PayPay Flea Market, those services will be provided free of charge from the commencement date of this Memorandum until September 30, 2020, and from October 1, 2020, Yahoo shall pay PP 1% (exclusive of tax) of the amounts settled through the mini apps relating to PayPay Flea Market. Details such as the consideration payment terms will be determined upon consultation between Yahoo and PP by September 30, 2020.

Article 6 Term

This Memorandum will take effect from the execution date hereof and will be effective until the termination date of the General Agency Agreement.

Article 7 Supplementation

1.

Any matters not provided for in this Memorandum relating to the matters contemplated herein will be governed by the provisions of the General Agency Agreement and the Mini App Agreement, and if any doubt arises, Yahoo and PP shall promptly consult in good faith to reach an amicable resolution.

2.	If there is any contradiction or conflict between this Memorandum and the PayPay Mini app application form, this Memorandum will prevail.

Article 8 Amendment of Mini App Merchant Terms

1.	Yahoo and PP agree to amend the Mini App Merchant Terms attached as Exhibit 2 as follows in relation to the PayPay Mall.

(1)	Article 1, Paragraph 1, Item 16

Before amendment

“Goods, etc.” means goods or rights sold or services provided by Mini App Merchants.

After amendment

“Goods, etc.” means goods or rights sold or services provided in Mini Apps.

(2)	Article 1, Paragraph 1, Item 17

Before amendment

“Target Goods, etc.” means Goods, etc. in regard to which a Mini App Merchant requested to perform Sales Transactions through Mini Apps and that are approved by PP and sold or provided by the Mini App Merchant.

After amendment

“Target Goods, etc.” means Goods, etc. in regard to which a Mini App Merchant requested to be provided the opportunity to perform Sales Transactions through Mini Apps and that are approved by PP and sold or provided in Mini Apps.

(3)	Article 3, Paragraph 5

Before amendment

Mini App Merchants consent in advance without objection to PP stating the Mini App Merchants’ names, addresses, Target Goods, etc., Mini App Merchant websites, or the like in printed materials, electronic media, or the like or providing that information to third parties without individual approval from Mini App Merchants for the purposes of promoting the use of the Provision, etc. of Mini Apps.

After amendment

Mini App Merchants consent in advance without objection to PP stating the Mini App Merchants’ names, addresses, Target Goods (excluding images of goods; limited to the category names of target goods), etc., Mini App Merchant websites, or the like in printed materials, electronic media, or the like or providing that information to third parties without individual approval from Mini App Merchants for the purposes of promoting the use of the Provision, etc. of Mini Apps.

(4)	Article 4, Paragraph 3

Before amendment

In Mini Apps, except in cases permitted under these Terms, Mini App Merchants shall not display any names, trade names, or trademarks relating to the operations of PP, make any other display relating to the products or business of PP, make any display that is likely to be misunderstood as or confused with the foregoing, or make any display to the effect that they represent PP or any display that is likely to cause a misunderstanding that a Mini App Merchant is a representative of PP. In addition, in accordance with the provisions separately established by PP, Mini App Merchants shall clearly indicate in Mini Apps that the transaction parties are the Mini App Merchant and the User and that rights and obligations relating to sale or provision will arise only between the Mini App Merchant and the User.

After amendment

In Mini Apps, except in cases permitted under these Terms or cases separately agreed to, Mini App Merchants shall not display any names, trade names, or trademarks relating to the operations of PP, make any other display relating to the products or business of PP, make any display that is likely to be misunderstood as or confused with the foregoing, or make any display to the effect that they represent PP or any display that is likely to cause a misunderstanding that a Mini App Merchant is a representative of PP. In addition, in accordance with the provisions separately established by PP, Mini App Merchants shall not make any display in Mini Apps that would cause a misunderstanding that PP is a transaction party.

(5)	Article 18, Paragraph 1

Before amendment

If the Agreement ends, Mini App Merchants shall not conduct any provision of Mini Apps to Users or any handling of Sales Transactions through Mini Apps with Users thereafter.

After amendment

If the Agreement ends, Mini App Merchants shall not conduct any provision of Mini Apps to Users or any handling of Sales Transactions through Mini Apps with Users thereafter. However, this does not restrict Mini App Merchants from providing websites independently operated thereby after the end of the Agreement.

(6)	Addition of Article 19, Paragraph 3

After amendment

Mini App Merchants shall respond to any inquiries, complaints, dispositions, or the like (however, excluding those occurring due to reasons attributable to PP) from Users, public power, or other third parties in relation to services provided by Mini App Merchants, such as the services provided in Mini Apps, at their own expense and responsibility both during the term of the Agreement and after the end thereof. PP shall cooperate as reasonably necessary in resolving those complaints and the like.

(7)	Addition of Article 19, Paragraph 4

PP shall respond to any inquiries, complaints, dispositions, or the like (however, excluding those occurring due to reasons attributable to Mini App Merchants) from Users, government authorities, or other third parties in relation to PP online settlements, the PP App, and other services of PP at its own expense and responsibility both during the term of the Agreement and after the end thereof. Mini App Merchants shall cooperate as reasonably necessary in resolving those complaints and the like.

(8)	Article 22, Paragraph 2

Before amendment

If PP amends or repeals the provisions of these Terms, PP shall notify the Mini App Merchants thereof or make an announcement by indicating such amendments or repeals on its website. Mini App Merchants who use the Service after the changes to these Terms become effective shall be deemed to have agreed to such changes.

After amendment

If PP amends or repeals the provisions of these Terms, PP shall notify the Mini App Merchants thereof or make an announcement by indicating such amendments or repeals on its website. Mini App Merchants who use the Service after the changes to these Terms become effective shall be deemed to have agreed to such changes. If the amendment or repeal of the provisions of these Terms constitutes a change that is disadvantageous to Mini App Merchants, PP shall make an announcement by means such as indicating such amendments or repeals on its website. In this case, PP shall make reasonable efforts to notify Mini App Merchants in advance.

2.	Yahoo and PP agree to amend the Mini App Merchant Terms attached as Exhibit 2 as follows in regard to PayPay Flea Market.

(1)	Article 1, Paragraph 1, Item 16

Before amendment

“Goods, etc.” means goods or rights sold or services provided by Mini App Merchants.

After amendment

“Goods, etc.” means goods or rights sold or services provided in Mini Apps.

(2)	Article 1, Paragraph 1, Item 17

Before amendment

“Target Goods, etc.” means Goods, etc. in regard to which a Mini App Merchant requested to perform Sales Transactions through Mini Apps and that are approved by PP and sold or provided by the Mini App Merchant.

After amendment

“Target Goods, etc.” means Goods, etc. in regard to which a Mini App Merchant requested the opportunity to provide Sales Transactions through Mini Apps and that are approved by PP and sold or provided in Mini Apps.

(3)	Article 3, Paragraph 5

Before amendment

Mini App Merchants consent in advance without objection to PP stating the Mini App Merchants’ names, addresses, Target Goods, etc., Mini App Merchant websites, or the like in printed materials, electronic media, or the like or providing that information to third parties without individual approval from Mini App Merchants in order to promote the use of the Provision, etc. of Mini Apps.

After amendment

Mini App Merchants consent in advance without objection to PP stating the Mini App Merchants’ names, addresses, Target Goods (excluding images of target goods; limited to the category names of target goods), etc., Mini App Merchant websites, or the like in printed materials, electronic media, or the like or providing that information to third parties without individual approval from Mini App Merchants in order to promote the use of the Provision, etc. of Mini Apps.

(4)	Article 4, Paragraph 3

Before amendment

In Mini Apps, except in cases permitted under these Terms, Mini App Merchants shall not display any names, trade names, or trademarks relating to the operations of PP, make any other display relating to the products or business of PP, make any display that is likely to be misunderstood as or confused with the foregoing, or make any display to the effect that they represent PP or any display that is likely to cause a misunderstanding that a Mini App Merchant is a representative of PP. In addition, in accordance with the provisions separately established by PP, Mini App Merchants shall clearly indicate in Mini Apps that the transaction parties are the Mini App Merchant and the User and that rights and obligations relating to sale or provision will arise only between the Mini App Merchant and the User.

After amendment

In Mini Apps, except in cases permitted under these Terms or cases separately agreed to, Mini App Merchants shall not display any names, trade names, or trademarks relating to the operations of PP, make any other display relating to the products or business of PP, make any display that is likely to be misunderstood as or confused with the foregoing, or make any display to the effect that they represent PP or any display that is likely to cause a misunderstanding that a Mini App Merchant is a representative of PP. In addition, in accordance with the provisions separately established by PP, Mini App Merchants shall clearly indicate in Mini Apps that the transaction parties are the Mini App Merchant and the User and that rights and obligations relating to sale or provision will arise only between the Mini App Merchant and the User.

(5)	Article 18, Paragraph 1

Before amendment

If the Agreement ends, Mini App Merchants shall not conduct any provision of Mini Apps to Users or any handling of Sales Transactions through Mini Apps with Users thereafter.

After amendment

If the Agreement ends, Mini App Merchants shall not conduct any provision of Mini Apps to Users or any handling of Sales Transactions through Mini Apps with Users thereafter. However, this does not restrict Mini App Merchants from providing websites independently operated thereby after the end of the Agreement.

(6)	Addition of Article 19, Paragraph 3

After amendment

Mini App Merchants shall respond to any inquiries, complaints, dispositions, or the like (however, excluding those occurring due to reasons attributable to PP) from Users, government authorities, or other third parties in relation to services provided by Mini App Merchants, such as the services provided in Mini Apps, at their own expense and responsibility both during the term of the Agreement and after the end thereof. PP shall cooperate as reasonably necessary in resolving those complaints and the like.

(7)	Addition of Article 19, Paragraph 4

PP shall respond to any inquiries, complaints, dispositions, or the like (however, excluding those occurring due to reasons attributable to Mini App Merchants) from Users, government authorities, or other third parties in relation to PP online settlements, the PP App, and other services of PP at its own expense and responsibility both during the term of the Agreement and after the end thereof. Mini App Merchants shall cooperate as reasonably necessary in resolving those complaints and the like.

(8)	Article 22, Paragraph 2

Before amendment

If PP amends or repeals the provisions of these Terms, PP shall notify the Mini App Merchants thereof or make an announcement by indicating such amendments or repeals on its website. Mini App Merchants who use the Service after the changes to these Terms become effective shall be deemed to have agreed to such changes.

After amendment

If PP amends or repeals the provisions of these Terms, PP shall notify the Mini App Merchants thereof or make an announcement by indicating such amendments or repeals on its website. Mini App Merchants who use the Service after the changes to these Terms become effective shall be deemed to have agreed to such changes. If the amendment or repeal of the provisions of these Terms constitutes a change that is disadvantageous to Mini App Merchants, PP shall make an announcement by means such as indicating such amendments or repeals on its website. In this case, PP shall make reasonable efforts to notify Mini App Merchants in advance.

Article 9 Amendment of Mini App Operational Guidelines

Yahoo and PP agree to amend the Mini App Operational Guidelines attached as Exhibit 3 as follows in regard to PayPay Mall and PayPay Flea Market.

(1)	Usage Criteria, Paragraph 1

Before amendment

1. Mini Apps must be identical in content to the applications provided by Mini App Merchants on the App Store or Google Play.

After amendment

1. Mini Apps must be identical in content to the applications provided by Mini App Merchants on the App Store or Google Play, except in cases separately approved by PP.

(2)	Usage Criteria, Paragraph 2

Before amendment

2. Mini App Merchants must ensure that the content of Mini Apps is compliant with the terms, guidelines, and other such rules established by the App Store and Google Play.

After amendment

2. Mini App Merchants must ensure that the content of Mini Apps is compliant with the terms, guidelines, and other such rules established by the App Store and Google Play, except in cases separately approved by PP.

(3)	Usage Criteria, Paragraph 4

Before amendment

4. Service accounts necessary for services provided by Mini App Merchants through Mini Apps must not require anything other than the Account Creation Information provided by PP to use.

After amendment

4. Service accounts necessary for services provided by Mini App Merchants through Mini Apps must not require anything other than the Account Creation Information provided by PP to use, except in cases separately approved by PP.

(4)	Usage Criteria, Paragraph 5

Before amendment

5. The settlement methods used in Mini Apps are limited to those provided by PP that PP specifies.

After amendment

5. The settlement methods used in Mini Apps are limited to those provided by PP that PP specifies, except in cases separately approved by PP.

(5)	Usage Criteria, Paragraph 7

Before amendment

7. Advertising (including displays that PP deems to be advertising) in Mini Apps is prohibited.

After amendment

7. Advertising (including displays that PP deems to be advertising) in Mini Apps is prohibited, except in cases separately approved by PP.

(6)	Other Matters

Before amendment

In regard to other matters, please comply with the provisions stated in manuals and application documents.

After amendment

(Deleted)

In witness whereof, this Memorandum is prepared in duplicate, and each party shall affix its name and seal hereto and retain one original.

March 31, 2020

Yahoo:	1-3 Kioicho, Chiyoda-ku, Tokyo

Yahoo Japan Corporation

Kentaro Kawabe, President & CEO

PayPay:	1-3 Kioicho, Chiyoda-ku, Tokyo

PayPay Corporation

Ichiro Nakayama, Representative Director

To: PayPay Corporation

(Exhibit 1) Mini App Application Form

Our company has confirmed and acknowledged the attached Mini App Merchant Terms and Mini App Operational Guidelines and hereby applies for use of mini apps provided by PP Corporation.

☑	Our company consents to the various terms.

Consideration for service (Mini App Merchant Terms, Article 3, Paragraph 4)	As follows: • From the planned service start date until September 30, 2020: 0% of PayPay settlement amounts • From October 1, 2020: 1% of PayPay settlement amounts
Planned service start date	April 1, 2020

Application date	March 31, 2020

Company information (all fields required)

Company name	Yahoo Japan Corporation

Company address (registered address)	Tokyo Garden Terrace Kioicho, Kioi Tower, 1-3 Kioicho, Chiyoda-ku, Tokyo 102-0094

Representative name	Kentaro Kawabe	(Seal)

Service name	PayPay Mall

Service URL	https://PayPay Mall.yahoo.co.jp/

In cases where only apps are provided, please state the app promotion page URL.

Personnel information

Name of personnel in charge
Email address

For use by PayPay

Estimate number (Attach if not stated)
Receiving personnel

Notes

To: PayPay Corporation

(Exhibit 1) Mini App Application Form

Our company has confirmed and acknowledged the attached Mini App Merchant Terms and Mini App Operational Guidelines and hereby applies for use of mini apps provided by PayPay Corporation.

☑ Our company consents to the various terms.

Consideration for service (Mini App Merchant Terms, Article 3, Paragraph 4)	As follows: • From the planned service start date until September 30, 2020: 0% of PayPay settlement amounts • From October 1, 2020: 1% (excluding tax) of PayPay settlement amounts
Planned service start date	April 1, 2020

Application date	March 31, 2020

Company information (all fields required)

Company name	Yahoo Japan Corporation

Company address (registered address)	Tokyo Garden Terrace Kioicho, Kioi Tower, 1-3 Kioicho, Chiyoda-ku, Tokyo 102-0094

Representative name	Kentaro Kawabe	(Seal)

Service name	PayPay Flea Market

Service URL	https://paypayfleamarket.yahoo.co.jp/

In cases where only apps are provided, please state the app promotion page URL.

Personnel information

Name of personnel in charge
Email address

For use by PayPay

Estimate number (Attach if not stated)
Receiving personnel

Notes

Exhibit 2

Mini App Merchant Terms

These PayPay Money Mini App Merchant Terms (these “Terms”) set out the terms and conditions to be applied to cases in which a Merchant (defined in Article 1, Item 1) desires to receive the Provision, etc. of Mini Apps (defined in Article 1, Item 4; Mini Apps are defined in Article 1, Item 3) within the PayPay App (defined in Article 1, Item 2) provided by PayPay Corporation (the “Company”).

Article 1 Definitions

The terms used herein have the following definitions.

(1)

“Merchant” means an entity that has consented to the PayPay Merchant Terms and other terms established by PP and applied to PP to enable the settlement of consideration for sales or the like of Goods, etc. through PayPay Balance and other such means and whose application has been approved by PP.

(2)	“PayPay App” means the application provided by PP.

(3)	“Mini Apps” means buttons linking to websites operated by Mini App Merchants displayed in the PayPay App or those websites.

(4)	“Provision, etc. of Mini Apps” means the provision of Mini Apps to Users or Sales Transactions through Mini Apps.

(5)	“Sales Transactions” means the sale or provision of Target Goods, etc.

(6)	“PayPay Balance” means PayPay Balance as provided for in the PayPay Balance Merchant Terms.

(7)	“Mini App Merchant” means a Merchant who has consented to these Terms and applied to PP for use of the Service and whose application has been approved by PP.

(8)	“User” means a person who has consented to the terms stipulated by PP and been permitted to use PayPay Balance.

(9)

“PayPay Online Settlement API Usage Rider” means the rider setting out the terms of use in cases where the Online Settlement API is used when settling charges for Goods, etc. through PayPay Balance, cards, or other settlement methods on websites or in applications operated by Mini App Merchants.

(10)

“Online Settlement API” means PP’s application program interface that possesses functions for achieving settlement using PayPay Balance through PayPay systems provided by PP pursuant to the PayPay Online Settlement API Usage Rider.

(11)	“Online Settlement API Operational Guidelines” collectively means the manuals such as specification sheets separately established by PP relating to the use of the Online Settlement API.

(12)	“API” means PP’s application program interface that is one function of the Online Settlement API and possesses functions for achieving the provision of Mini Apps.

(13)	“Service” means the services provided for in Article 3 of these Terms for the purpose of enabling the Provision, etc. of Mini Apps by PP to Mini App Merchants.

(14)

“Account Creation Information” means User telephone numbers, display names, avatars (thumbnails), and other information specified by PP necessary for a User to create an account for a Mini App of a Mini App Merchant.

(15)	“Mini App Operational Guidelines” collectively means the manuals such as specification sheets separately established by PP relating to the operation of the Service.

(16)	“Goods, etc.” means goods or rights sold or services provided by Mini App Merchants.

(17)

“Target Goods, etc.” means Goods, etc. in regard to which a Mini App Merchant requested to perform Sales Transactions through Mini Apps and that are approved by PP and sold or provided by the Mini App Merchant.

(18)

“Adjusted Amount” means the amount remaining after deducting settlement system usage fees for the prescribed period and the consumption taxes imposed thereon from the total settled amount for that period paid by PP to a PayPay Money Merchant pursuant to the PayPay Balance Merchant Terms.

Article 2 Mini App Merchants

1.	A Merchant who desires to become a Mini App Merchant (an “Applicant”) shall make an application by the method prescribed by PP after consenting to these Terms.

2.

If an Applicant intends to make an application to become a Mini App Merchant under the preceding paragraph, the Applicant must first perform the following acts after obtaining the approval of PP for becoming a Merchant:

(1)	making an application to PP to use the Online Settlement API pursuant to the PayPay Online Settlement API Usage Rider and obtaining approval for that application; and

(2)	obtaining an ID and API key (collectively, “Access Credentials”) for use of the online API from PP.

3.

PP shall perform a review as prescribed by PP of any application made in accordance with Paragraph 1, and if approving the Applicant as a Mini App Merchant, PP shall register the Applicant as a Mini App Merchant and notify the Applicant to that effect.

4.	An agreement pertaining to these Terms (the “Agreement”) will be formed when the notification by PP to the Applicant under the preceding paragraph is dispatched.

5.

When making an application under Paragraph 1, the Applicant shall notify PP by the method stipulated by PP of the Target Goods, etc., an overview of the Mini App, and other matters stipulated by PP and obtain the approval thereof. In addition, the same will apply in cases where a change has occurred to those matters after the execution of the Agreement.

6.

If PP does not approve an application under Paragraph 1, PP shall not disclose to the Applicant the reason for denying the application and assumes no obligation or liability for damages or any obligation or liability under any other name.

Article 3 Mini Apps

1.	PP shall provide the services stated in Item 1 and Item 2 below to enable to Provision, etc. of Mini Apps to Mini App Merchants:

(1)	displaying Mini Apps in the PayPay App (Article 4); and

(2)	providing Account Creation Information (Article 5).

2.

PP shall grant Mini App Merchants a non-exclusive and non-sublicensable license for use of the API for the purpose of achieving the services provided for in the preceding paragraph. PP shall provide the API as one function of the Online Settlement API, and in addition to these Terms, the PayPay Online Settlement API Usage Rider shall apply to the use of the API by Mini App Merchants. If any provisions of these Terms contradict or conflict with the PayPay Online Settlement API Usage Rider, the provisions of these Terms will prevail.

3.

In addition to these Terms, the PayPay Balance Merchant Terms, the General Conditions of Credit Card Merchant (Online Sales Merchant), and other stipulated terms shall apply to Sales Transactions by Mini App Merchants through Mini Apps. If any provisions of these Terms contradict or conflict with the foregoing terms, the provisions of these Terms will prevail.

4.	The consideration for the services under Paragraph 1 of this Article provided by PP will be as separately determined by PP.

5.

Mini App Merchants consent in advance without objection to PP stating the Mini App Merchants’ names, addresses, Target Goods, etc., Mini App Merchant websites, or the like in printed materials, electronic media, or the like or providing that information to third parties without individual approval from Mini App Merchants in order to promote the use of the Provision, etc. of Mini Apps.

Article 4 Display of Mini Apps

1.

PP shall display Mini Apps in the PayPay App in accordance with these Terms and the Mini App Operational Guidelines using the API. Mini App Merchants may not designate the display method of Mini Apps in the PayPay App or make any objection in regard thereto.

2.

Mini App Merchants may alter and display Mini Apps to the extent permitted by the Mini App Operational Guidelines of PP. Mini App Merchants shall regularly update Mini Apps to constantly provide the newest information to Users.

3.

In Mini Apps, except in cases permitted under these Terms, Mini App Merchants shall not display any names, trade names, or trademarks relating to the operations of PP, make any other display relating to the products or business of PP, make any display that is likely to be misunderstood as or confused with the foregoing, or make any display to the effect that they represent PP or any display that is likely to cause a misunderstanding that a Mini App Merchant is a representative of PP. In addition, in accordance with the provisions separately established by PP, Mini App Merchants shall clearly indicate in Mini Apps that the transaction parties are the Mini App Merchant and the User and that rights and obligations relating to sale or provision will arise only between the Mini App Merchant and the User.

4.

In addition to the provisions of the preceding paragraphs, when engaging in the development, display, or the like of Mini Apps, Mini App Merchants shall do so in accordance with the Mini App Operational Guidelines of PP, and Mini App Merchants may not object to PP operating Mini Apps in accordance with the Mini App Operational Guidelines.

Article 5 Provision of Account Creation Information

1.	PP shall provide Account Creation Information to Mini App Merchants using the API with the consent of Users.

2.

Mini App Merchants shall manage and handle Account Creation Information and other Personal Information, etc. (meaning personal information provided for in the Act on the Protection of Personal Information and IDs, email addresses, communication logs, cookie information, and other such information; the same applies below) in accordance with their own privacy policies.

3.

Mini App Merchants shall appropriately handle Account Creation Information and other Personal Information, etc. with the due care of a prudent manager and in compliance with the Act on the Protection of Personal Information and the guidelines of competent government agencies and shall endeavor to prevent incidents such as unauthorized access or unauthorized use.

4.

If Account Creation Information is divulged to a third party by a Mini App Merchant due to reasons attributable to the Mini App Merchant, the Mini App Merchant shall be liable to compensate for all damage (including attorney fees; the same applies below) incurred by PP due thereto. However, if PP at its discretion issues money or PayPay Balance to Users in apology for that divulgence, the burden of costs for that issuance will be determined upon separate consultation between the Mini App Merchant and PP.

5.

In providing Account Creation Information, PP does not warrant that the content of the Account Creation Information is true and accurate or that the person applying for Sales Transactions through Mini Apps is the User themselves. In addition, PP does not make any warranty regarding the completeness, safety, or effectiveness (suitability to the purposes of use of Mini App Merchants) of Account Creation Information and does not warrant that Account Creation Information does not infringe on intellectual property rights or other rights of third parties.

Article 6 Access Credentials

1.	Mini App Merchants shall comply with the Online Settlement API Operational Guidelines of PP in regard to the use of the Access Credentials provided for in Article 2, Paragraph 2, Item 2.

2.

PP shall deem any actions performed in connection with PayPay systems using the Access Credentials granted by PP to a Mini App Merchant to have been performed by the Mini App Merchant that was granted those Access Credentials. If PP or a third party incurs damage due to the use of Access Credentials by a third party other than the Mini App Merchant that was granted those Access Credentials, the Mini App Merchant that was granted those Access Credentials shall compensate for the entire amount of that damage.

3.	Mini App Merchants shall not use the Access Credentials of a third party to access PayPay systems.

4.

Mini App Merchants shall strictly manage Access Credentials and shall not permit anyone other than their officers and employees for whom access to PayPay systems is necessary to use Access Credentials.

5.

If a situation occurs in which the security of Access Credentials cannot be ensured, such as the divulgence or fraudulent obtainment of Access Credentials, or if a Mini App Merchant determines there is a likelihood of such a situation occurring, the Mini App Merchant shall immediately cease accessing PayPay systems and notify PP of the situation.

6.

If PP receives notification under the preceding paragraph and determines that measures such as resetting Access Credentials are necessary, PP shall perform those measures. In this case, Mini App Merchants consent that their access to PayPay systems may be restricted until PP completes those measures.

Article 7 Provision, etc. of Mini Apps

Mini App Merchants shall comply with the provisions of the PayPay Merchant Terms (Online Payments), the PayPay Balance Merchant Terms (Online Settlement), and the General Conditions of Credit Card Merchant (Online Sales Merchant) in regard to the Provision, etc. of Mini Apps.

Article 8 Cancellation and Withholding of Payment of Adjusted Amounts

The cancellation, withholding, and the like of payments of Adjusted Amounts in cases where a Mini App Merchant breaches the Agreement will be performed in accordance with the provisions of the paragraphs of Article 18 of the PayPay Merchant Terms (Online Payments).

Article 9 Handling of Confidential Information

1.

Mini App Merchants shall, with the due care of a prudent manager, strictly maintain as confidential any technical, trade, or other type of information of PP that the Mini App Merchants come to know in connection with the Agreement (“Confidential Information”), and Mini App Merchants shall not disclose, divulge, lose, or damage any Confidential Information (a “Divulgence, etc.”) and shall not use any Confidential Information for any purpose other than the purposes prescribed in the Agreement (“Unauthorized Use”).

2.	Notwithstanding the provisions of the preceding paragraph, the information listed in each of the following shall be excluded from Confidential Information:

(1)	information that was already publicly known before it was acquired by a Mini App Merchant;

(2)	information which became publicly known after it was acquired through no fault of the acquiring Mini App Merchant;

(3)	information which a Mini App Merchant already possessed prior to its acquisition, the fact of which the Mini App Merchant can prove; and

(4)	information which a Mini App Merchant obtained from a duly authorized third party under no obligation of confidentiality.

3.

In order to ensure that an incident of a Divulgence, etc. regarding any Confidential Information does not occur, Mini App Merchants shall take any measure necessary for the security controls thereof, including precise information management, the development and improvement of systems, the development of internal rules, and training, etc. for employees.

4.

When a Mini App Merchant has acquired Confidential Information and has accomplished the purpose of use thereof prescribed in the Agreement, the Mini App Merchant shall promptly destroy or delete, etc. such Confidential Information at its own responsibility.

5.

Mini App Merchants may replicate or reproduce Confidential Information only to the extent necessary for the performance of the Agreement. In this case, the Mini App Merchants shall handle any replication or reproduction of Confidential Information in the same manner as the Confidential Information itself.

6.	Mini App Merchants shall immediately report to PP if a Divulgence, etc. regarding any Confidential Information occurs or is likely to occur.

7.

In the case where a Divulgence, etc. of Confidential Information by a Mini App Merchant is likely to have occurred, PP may request such Mini App Merchant to conduct an investigation and issue a report regarding whether any Divulgence, etc. actually occurred and the status thereof, or PP itself may conduct such investigation, and the Mini App Merchant shall cooperate with such investigation in good faith.

8.

In the case where an incident of the Divulgence, etc. of Confidential Information by a Mini App Merchant did occur, the Mini App Merchant shall investigate in detail the cause of such Divulgence, etc. and immediately report to PP the results of such investigation, and the Mini App Merchant shall take measures to prevent the spread of damage and effective and sufficient recurrence prevention measures. The Mini App Merchant shall conduct the investigation at its own expense, and PP may, if it finds it necessary to do so, select a firm, etc. to conduct the investigation into the cause of the incident, and in such case the Mini App Merchant shall use the firm selected by PP to conduct such investigation.

9.

The Mini App Merchant referred to in the preceding paragraph shall immediately implement the measures to prevent the spread of damage and the recurrence prevention measures that it formulated pursuant to the preceding paragraph, and shall promptly notify PP in writing on the details of such measures to prevent the spread of damage and the recurrence prevention measures. If PP separately formulates measures to prevent the spread of damage or recurrence prevention measures and requests the Mini App Merchant to implement such measures, the Mini App Merchant shall comply with the content of such request.

10.

If a Divulgence, etc. or an Unauthorized Use occurs due to a reason attributable to a Mini App Merchant and PP incurs damage therefrom, PP may make a claim against the Mini App Merchant for compensation for such damage. The matters listed below shall be included in the scope of such damage, and the damage shall not be limited to these matters:

(1)	costs concerning service operations such as the response to Users; and

(2)	all costs that had to be expended through claims for compensation for loss or damage or the like that PP received from other parties in connection with the incident.

11.	Mini App Merchants shall acknowledge the matters listed below in advance:

(1)

PP will provide information (excluding personal information; the same applies hereinafter in this Article) it acquired in connection with the Mini App Merchants to third parties to the extent necessary in order to perform PayPay Money, etc. of Mini Apps under the Agreement; and

(2)

if a party which received the provision of any information pertaining to a Mini App Merchant pursuant to the preceding item receives a disclosure demand from a public agency or the like pursuant to a law, regulation, or the like, or in any other similar case, such party will disclose the information pertaining to the Mini App Merchant.

12.	The provisions of this Article shall survive in full force and effect even after the Agreement ends.

Article 10 Intellectual Property Rights

1.

The parties acknowledge that all property rights regarding any programs, contents, and information included in the PP App and the API shall belong to PP, that all property rights regarding any programs, contents, and information included in Mini Apps shall belong to Mini App Merchants, and that all of the foregoing are protected by the Copyright Act, the Trademark Act, the Design Act, and the like.

2.

Mini App Merchants acknowledge that all software used in relation to PP’s systems is included in the PP’s property rights and trade secrets protected by the laws, regulations, and the like regarding intellectual property rights.

Article 11 Suspension of Mini Apps Service Provision

If a Mini App Merchant falls under any of the following items, PP may temporarily suspend PayPay Money, etc. of Mini Apps by such Mini App Merchant, and the Mini App Merchant may not claim for money, whether or not for seeking of damage, etc. for the reason of suspension for Mini Apps services:

(1)	if PP suspects that a Divulgence, etc. or an Unauthorized Use of Confidential Information occurred;

(2)	if PP suspects that the Mini App Merchant falls under any of the agreement termination causes prescribed in these Terms;

(3)	if PP suspects that the wrongful use of PayPay Money Transactions through Mini Apps occurred, or could occur, in relation to the Mini App Merchant;

(4)

if PP receives a notice from another company, etc. to the effect that the sender of the notice suspects that the wrongful use of PayPay Money Sales Transactions through Mini Apps in relation to the Mini App Merchant has occurred, or could occur, in connection with the use of a payment service the other company, etc. provides to the Mini App Merchant;

(5)	if the Mini App Merchant has not conducted PayPay Money Service, etc. of Mini Apps under the Agreement over a period of one year or more; or

(6)	if PP otherwise finds it necessary to do so to conduct smooth PayPay Money, etc. of Mini Apps.

The Mini App Merchant may not make any claim for compensation for loss or damage or any other monetary claim under any name whatsoever against PP using the suspension of the PayPay Money Provision, etc. of Mini Apps under this paragraph as the reason.

Article 12 Term of Agreement

The term of the Agreement shall be for a period of one year from the execution date thereof. However, if neither a Mini App Merchant nor PP notify the other party to the effect that the notifying party will not renew the Agreement by no later than 30 days prior to the expiration of the term of the Agreement, then the Agreement shall automatically renew for an additional one year, and the same applies thereafter.

Article 13 Termination without Cause

1.

Notwithstanding the provisions of the preceding Article, a Mini App Merchant or PP may terminate the Agreement by issuing advance notice thereof to the other party by no later than 30 days prior to the desired termination date.

2.

Notwithstanding the provisions of the preceding paragraph, PP may, without issuing any advance notice, terminate the Agreement with a Mini App Merchant that has not conducted any PayPay Money, etc. of Mini Apps within the immediately preceding one year period.

3.

Notwithstanding the provisions of the preceding Article, PP may end its handling of the Service due to changes in social conditions, the amendment or repeal of laws or regulations, or for any other circumstance, etc. of PP, and in this case, PP may terminate the Agreement by issuing advance notice thereof to the Mini App Merchants.

4.

Even if a Mini App Merchant incurs damage (including loss of profits and opportunity loss) as a result of the ending of the Agreement pursuant to the preceding Article or this Article, PP shall bear no liability therefor.

Article 14 Suspension or Interruption of Service

If PP finds it necessary to suspend or interrupt its systems due to system maintenance, the failure of telecommunication lines, telecommunication means, or computers, or for other such reasons, then PP may suspend or interrupt all or part of the Service without issuing any advance notice to Mini App Merchants. Even if a Mini App Merchant incurs damage due to such suspension or interruption, PP shall not bear any liability therefor.

Article 15 No Assignment

Mini App Merchants shall not assign to a third party, create a security interest over, or otherwise dispose of their contractual status under the Agreement or any of their rights or obligations created under the Agreement without the prior written consent of PP.

Article 16 Elimination of Anti-social Forces

1.

The Mini App Merchants represent that they currently do not, and covenant with respect to the future that they will not, constitute an organized crime group, a member of an organized crime group, a person for whom a period of five years has not elapsed since that person was an organized crime group member, a quasi-member of an organized crime group, a corporation affiliated with an organized crime group, a shareholder meeting extortionist (sokaiya) or the like, a corporate extortionist acting under the guise of a social movement or political activity (shakai undo-to hyobo goro), or a group or individual that in the context of having a relationship with an organized crime group plays a key part in structural injustice using force or through a financial connection with an organized crime group (tokushu chino boryoku shudan-to), or any other person similar to any of these entities (collectively, “Anti-social Forces, etc.”), nor fall under any of the following items:

(1)	have a relationship through which the Mini App Merchant’s management is considered to be controlled by Anti-social Forces, etc.;

(2)	have a relationship through which Anti-social Forces, etc. are considered to be substantially involved in the Mini App Merchant’s management;

(3)

have a relationship through which Anti-social Forces, etc. are considered to be unjustly used for the purpose of pursuing illicit gains for the Mini App Merchant, the business of the Mini App Merchant, or a third party, causing damage to a third party, or for any other similar purpose;

(4)	have a relationship through which the Mini App Merchant is considered to provide funds or benefits to Anti-social Forces, etc. or otherwise be involved in Anti-social Forces, etc.; or

(5)	an officer of the Mini App Merchant or any person substantially involved in that Mini App Merchant’s management has a socially reprehensible relationship with Anti-social Forces etc.

2.	Mini App Merchants covenant that they themselves and the parties related thereto shall not commit any of the following acts, either directly or indirectly:

(1)	issue a violent demand;

(2)	issue an unjust demand that exceeds the legal liability of that demand’s recipient;

(3)

use threatening speech and behavior (including, but not limited to, stating to the effect that the Mini App Merchant itself or a party related thereto is any entity prescribed in the preceding paragraph) or violence in connection with a transaction;

(4)	spread rumors or use fraudulent means or force to damage the reputation of another party or to obstruct the operations of another party; or

(5)	any other act similar to those provided for in each of the items above.

3.

If PP discovers that a Mini App Merchant has breached any of the represented matters or covenanted matters prescribed in the preceding two paragraphs, PP may terminate the Agreement without issuing any demand for cure. In this case, PP shall not bear any liability for compensating the Mini App Merchant for any damage, loss, or costs the Mini App Merchant incurs as a result of such termination.

4.

If PP discovers or suspects that a Mini App Merchant has breached any of the represented matters or covenanted matters prescribed in Paragraph 1 or Paragraph 2, PP may withhold the payment of all or part of the Adjusted Amount, regardless of whether PP terminates the Agreement pursuant to the preceding paragraph. In this case, PP shall not be obligated to pay any delay damages.

5.

If PP suspects that a Mini App Merchant is in breach of any of the represented matters or covenanted matters prescribed in Paragraph 1 or Paragraph 2, PP may temporarily suspend PayPay Money Provision, etc. of Mini Apps by such Mini App Merchant, and the Mini App Merchant may not conduct PayPay Money Provision, etc. of Mini Apps during this time until it is reauthorized by PP to do so. The Mini App Merchant may not make any claim for compensation for loss or damage or any other monetary claim under any name whatsoever against PP using the suspension of the PayPay Money Provision, etc. of Mini Apps under this paragraph as the reason.

Article 17 Termination for Cause

1.

If a Mini App Merchant falls under any of the following items, PP may immediately terminate the Agreement without issuing any demand for cure to the Mini App Merchant or requiring any other such procedure:

(1)	if there were any false applications in the materials the Mini App Merchant submitted or the matters the Mini App Merchant declared to PP when the Agreement was executed;

(2)	if the Mini App Merchant breaches the Agreement, the PayPay Merchant Terms, the PayPay Money Merchant Terms, the PayPay Online Settlement API Usage Rider, or other terms established by PP;

(3)	if a note or check issued by the Mini App Merchant is dishonored or the Mini App Merchant otherwise suspends payments;

(4)

if the Mini App Merchant is subject to a petition for seizure, provisional seizure, or provisional disposition on property or a disposition for delinquency], if the Mini App Merchant is subject to a petition for bankruptcy, corporate reorganization, civil rehabilitation, or special liquidation, or if the Mini App Merchant itself files a petition for any of the foregoing or dissolve other than by way of merger;

(5)	in addition to the preceding item (2), if PP determines that there has been a material change in the credit standing of the Mini App Merchant or a representative thereof;

(6)	if PP determines that the operations or business category of the Mini App Merchant violates public order or good morals;

(7)	if PP determines that the Mini App Merchant has committed an act which caused a loss in the credibility of PP;

(8)

if the Mini App Merchant is subject to a disposition such as the instruction, warning, advice, or order from an administrative or judicial authority and as a result PP determines that it is reasonable to terminate the Agreement;

(9)	if the Mini App Merchant is subject to disposition by a regulatory authority for the suspension of its business or the revocation of its licenses, approvals, and the like;

(10)

if the Mini App Merchant or a representative thereof is delinquent in the performance of its obligations to PP under a separate agreement the Mini App Merchant executed with PP and the Mini App Merchant’s obligations under such agreement are accelerated;

(11)	if the Mini App Merchant falls under any agreement termination cause in respect of an agreement executed with PP other than the Agreement; or

(12)	if PP otherwise determines the Mini App Merchant to be inappropriate.

Article 18 Handling following End of Agreement

1.	If the Agreement ends, Mini App Merchants shall not conduct any provision of Mini Apps to Users or any handling sales transactions through Mini Apps with Users thereafter.

2.

If the Agreement ends, sales transactions through Mini Apps conducted by no later than the agreement ending date shall continue to be valid, and Mini App Merchants and PP shall handle such sales transactions through Mini Apps in accordance with these Terms; provided, however, that this shall not apply in the case where a Mini App Merchant and PP have separately agreed otherwise.

3.

If the Agreement ends, Mini App Merchants shall immediately remove all statements, expressions, and the like relating to the handling of sales transactions through Mini Apps from all advertising mediums.

Article 19 Compensation for Loss or Damage

1.

If a User, PP, or any other third party incurs damage as a result of a Mini App Merchant or an officer or employee thereof breaching the Agreement or the like or conducting any unlawful act, etc., the Mini App Merchant shall be obligated to compensate for such damage.

2.

If PP receives a claim for payment for compensation for loss or damage, penalties, fines, or the like from a third party as a result of a Mini App Merchant or an officer or employee thereof breaching the Agreement or the like or conducting any unlawful act, etc., the Mini App Merchant shall be obligated to compensate PP for the amount equivalent to the amount of loss or damage, penalties, fines, or the like pertaining to such claim.

Article 20 Exemptions

1.

PP and Mini App Merchants shall mutually bear no liability whatsoever for damage resulting from natural disasters, war, civil unrest, terrorism, tsunamis, lightning strikes, the enactment, amendment, or repeal of laws or regulations, orders or dispositions by a government authority, labor disputes, failures of telecommunication lines or other equipment, or any other reason that cannot be attributed to PP or the Mini App Merchants.

2.

If the performance of the Agreement becomes, or is likely to become, difficult, regardless of whether due to a circumstance stated in the preceding paragraph or for any other reason, or a situation arises which has a material effect on the performance of the Agreement, PP or the affected Mini App Merchant shall immediately notify the other party to that effect and consult thereon, and the affected party shall make efforts to minimize the effects of such situation on the business operations of both sides .

3.

Mini App Merchants acknowledge in advance that they will be unable to conduct PayPay MoneySales Transactions through Mini Apps when there is a failure of PP’s systems, when there is development such as maintenance on PP’s systems, or at other times when the PayPay MoneyProvision, etc. of Mini Apps cannot be conducted due to unavoidable grounds for the management of PP’s systems, and in any such case Mini App Merchants shall not raise any objection to PP regarding loss of profits or opportunity loss as a result of the foregoing and shall not make any claim against PP for such compensation for loss or damage.

Article 21 Matters not Provided in these Terms

If any issue arises regarding a matter not prescribed in these Terms, PP and the relevant Mini App Merchant shall consult in good faith and make best efforts to find a reasonable solution therefor.

Article 22 Amendment and Repeal of these Terms

1.

If PP determines that there are reasonable grounds to do so, PP may, at any time and at its discretion, amend or repeal the provisions of these Terms without obtaining the prior consent of the Mini App Merchants therefor.

2.

If PP amends or repeals the provisions of these Terms, PP shall notify the Mini App Merchants thereof or make an announcement by indicating such amendments or repeals on its website. Mini App Merchants who use the Service after the changes to these Terms become effective shall be deemed to have agreed to such changes.

Article 23 Governing Law

The Japanese version of these Terms is the controlling version, and these Terms shall be governed by and construed in accordance with the laws of Japan.

Article 24 Jurisdiction

The Tokyo District Court or the Tokyo Summary Court shall have exclusive jurisdiction as the court of first instance regarding any dispute which arises between a Mini App Merchant and PP.

Exhibit 3

Mini App Operational Guidelines

Purpose

When engaging in the development, display, or the like of Mini Apps of PP, please understand and comply with the following matters.

Please be aware that in the event of a breach of these Guidelines, PP may take measures under the various terms established by PP.

Unless otherwise specified, the terms used in these Guidelines have the meanings provided for in the Mini App Merchant Terms.

Compliance with Laws and Regulations

Please comply with relevant laws and regulations when engaging in the development, display, or the like of Mini Apps.

Usage Criteria

1.	Mini Apps must be identical in content to the applications provided by Mini App Merchants on the App Store or Google Play.

2.	Mini App Merchants must ensure that the content of Mini Apps is compliant with the terms, guidelines, and other such rules established by the App Store and Google Play.

3.	When allowing Users to use Mini Apps, Mini App Merchants must not impose conditions upon Users such as downloading or installing applications other than the PP App.

4.	Service accounts necessary for services provided by Mini App Merchants through Mini Apps must not require anything other than the Account Creation Information provided by PP to use.

5.	The settlement methods used in Mini Apps are limited to those provided by PP that PP specifies.

6.	Directing Users to external websites or applications through Mini Apps (including but not limited to displaying links) is prohibited, except in cases separately approved by PP.

7.	Advertising (including displays that PP deems to be advertising) in Mini Apps is prohibited.

Sold Goods

The goods that can be sold in Mini Apps are limited to goods (excluding digital content) permitted under the PP Merchant Terms (Online Payments), PP Merchant Guidelines (Online Payments), and other terms and guidelines applicable to Mini App Merchants.

Other Matters

In regard to other matters, please comply with the provisions stated in manuals and application documents.

Exhibit 4

PayPay Data Usage Rider (PayPay Mall and PayPay Flea Market)

This PayPay Data Usage Rider (Mini Apps) (this “Data Rider”) sets out the terms and conditions of use in cases where Mini App Merchants (“Merchants”) receive the provision of information on PayPay Users and the like from PP when using Mini Apps pursuant to the Mini App Merchant Terms (the “Terms of Use”) and will be applied in addition to the Terms of Use. Terms not defined in this Data Rider are as defined in the Terms of Use.

Article 1 Definitions

The definitions of terms in this Data Rider are as follows.

(1)	“Purposes” means the purposes for which the explicit consent of Subject Users (defined below) has been obtained.

(2)	“Personal Information Protection Act” means the Act on the Protection of Personal Information (Act No. 57 of May 30, 2003).

(3)	“Provided Data” means the information provided by PP to Merchants under the Terms of Use. The content of Provided Data is as stated in the Schedule.

(4)	“Subject Users” means PayPay Users or former PayPay Users, or both collectively, to whom are the subject of the Provided Data.

Article 2 Data Rider

1.	This Data Rider applies in addition to the Terms of Use in cases where Merchants receive the provision of Provided Information when using PayPay.

2.	If any matters provided for in the Terms of Use contradict or conflict with this Data Rider, the matters provided for in this Data Rider will apply with precedence over the Terms of Use.

Article 3 Conditions for Approval of Use of Provided Data

1.	Merchants may use Provided Data within the scope of the Purposes.

2.	Merchants shall not reproduce, copy, alter, process, analyze, or otherwise use Provided Data for any purpose other than the Purposes without the prior written approval of PP.

Article 4 Exemptions Regarding Provided Data

1.

Provided Data is provided in the state that it is held by PP when used by a Merchant, and PP does not make any warranty in regard to accuracy, usefulness, interruption, or faults relating to Provided Data.

2.	PP bears no obligation to correct Provided Data. However, if there is an error in or update to Provided Data, PP shall make efforts to correct or update the Provided Data.

3.	PP assumes no liability for any damage arising due to the use of Provided Data by Merchants. However, this will not apply in cases where thereason is attributable to PP.

Article 5 Rights Regarding Provided Data

PP and Merchants mutually confirm that the execution of this Data Rider does not constitute PP assigning, transferring, or granting licenses for any rights relating to Provided Data to Merchants, except as explicitly provided for in this Data Rider.

Article 6 Handling of Compensation for Damage

If PP receives a claim (regardless of the content thereof, such as a claim for compensation for damage or claim for prohibition of use, and regardless of whether or not any litigation is pending) from a Subject User or other third party relating to the use of Provided Data by a Merchant, regardless of whether or not that use was within the scope of the Purposes, the Merchant shall resolve that claim at its own responsibility and expense, shall cause no nuisance to PP, and shall indemnify PP for any damage (including attorney fees) incurred thereby. However, this will not apply in cases where the claim is due to reasons attributable to PP.

Article 7 Management Status

1.

Merchants shall appropriately manage Provided Data with the due care of a prudent manager and shall take reasonable technical and physical security measures (including but not limited to measures such as encryption under Paragraph 4) to prevent unauthorized access to Provided Data or the loss, disappearance, falsification, divulgence, or the like of Provided Data.

2.

PP may request a written report from a Merchant at any time in order to confirm the status of the use of Provided Data and status of compliance with this Data Rider by the Merchant. In this case, if PP reasonably determines that there is a likelihood of a divulgence of Provided Data or a likelihood of the use of Provided Data for purposes other than the Purposes, PP may request the Merchant to rectify its method of managing Provided Data.

3.	If a Merchant receives a request for a report or for the reasonable rectification of managementmethods under the preceding paragraph, the Merchant shall promptly comply with that request.

4.

If Merchants save data that is Provided Data and is separately specified by PP (including cases in which Merchants save logs containing that data), Merchants shall save that data after taking measures such as encrypting that data by a method that complies with the technical conditions separately established by PP and shall not save that data in a state wheremeasures such as encryption have not been taken.

5.

Merchants shall immediately notify PP if there is a divulgence of or unauthorized access to Provided Data, handling of Provided Data in breach of this Data Rider, or a likelihood of any of the foregoing.

Article 8 Audits

1.

PP may perform audits (including system audits) of business locations of Merchants (including subcontractors of Merchants) during the business hours of the Merchant in order to confirm the status of the performance of this Data Rider by the Merchant.

2.	PP may subcontract the audits provided for in the preceding paragraph to third parties that bear confidentiality obligations to PP.

Article 9 Restrictions on Disclosure of Provided Data to Third Parties

1.	Merchants may provide Provided Data to third parties only within the scope of the Purposes.

2.

Merchants may subcontract the handling of all or part of the Provided Data to third parties not party to this Data Rider. In this case, Merchants shall impose obligations on those third parties equivalent to those the Merchants bear under this Data Rider and shall assume all liability for the performance of those obligations.

Article 10 Dispute Resolution

1.

If a complaint or dispute between a Merchant and a third party occurs due to or in connection with matters such as the use of Provided Data, the breach of this Data Rider by the Merchant, or the infringement of rights of third parties, the Merchant shall respond thereto at its own responsibility and expense, except in cases where the complaint or dispute is due to reasons attributable to PP.

2.

If PP incurs expenses or the like or pays damages or the like in connection with the response to a complaint or dispute under the preceding paragraph, the relevant Merchant shall bear those expenses (including attorney fees borne by PP) and damages or the like, except in cases where the complaint or dispute is due to reasons attributable to PP.

Article 11 Amendment of Data Rider

1.

PP may amend this Data Rider at its discretion. If amending material agreement terms and conditions, PP shall individually notify Merchants in advance, and if amending other agreement terms and conditions, PP shall make an announcement by the method prescribed by PP.

2.

After the notification or announcement of amendment under the provisions of the preceding paragraph, Merchants shall be deemed to have consented to the amendments when receiving the provision of Provided Data or when using Provided Data.

(Established March 31, 2020)

Schedule: Data Rider Schedule

The content of the data to be provided by PP to Merchants pursuant to this Data Rider is as follows.

•	Telephone numbers

•	Display names

•	Profile images